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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, as amended, of YES! Entertainment Corporation of our report dated February 28, 1996, with respect to the consolidated financial statements and schedule of YES! Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

                                              ERNST & YOUNG LLP

San Jose, California
October 25, 1996